EXHIBIT 99.1

PRESS RELEASE

Contact:	Kenneth W. Smith
Chief Financial Officer
CIRCOR International, Inc.
(781) 270-1200

CIRCOR Reports First Quarter Earnings of $0.45 per share

•	Earnings for quarter increase 43% on revenue growth of 27%

•	Earnings before special charges exceed expectations at $0.48 per share

•	Orders and ending backlog each climb 9% sequentially with Energy Products’ backlog reaching record level

Burlington, MA, May 2, 2007

CIRCOR International, Inc. (NYSE: CIR), a leading provider of valves and other fluid control devices for the instrumentation, aerospace, thermal fluid and energy markets, today announced results for the first quarter ended April 1, 2007.

Revenues for the 2007 first quarter were $161.3 million, an increase of 27% from $127.3 million for the first quarter 2006. Net income for the first quarter 2007 increased 43% to $7.4 million, or $0.45 per diluted share, compared to $5.2 million, or $0.32 per diluted share, for the 2006 first quarter.

The Company received orders totaling $186.8 million during the first quarter 2007, a decrease of 8% over the first quarter of 2006 due to the timing of large aerospace and energy project orders, but a sequential increase of 9% over the fourth quarter of 2006. Backlog at March-end 2007 reached another record of $311.2 million, up 29% over March-end 2006 and sequentially increasing 9% over the fourth quarter of 2006.

During the first quarter of 2007, the Company used $5.4 million of free cash flow (defined as net cash from operating activities, less capital expenditures and dividends paid). The use of cash resulted from an investment in working capital to support its record backlog as of April 1, 2007.

Circor’s Instrumentation and Thermal Fluid Controls Products segment revenues increased 12% to $81.3 million from $72.4 million in the first quarter 2006. Incoming orders for this segment were $84.8 million for the first quarter 2007, equivalent to the first quarter 2006 after adjusting for the sale of a small business in France, in the fourth quarter 2006. Sequentially, this segment’s orders grew 12% and ending backlog grew 3% to $116.9 million as market conditions in this segment’s aerospace, instrumentation and steam markets remain relatively healthy. This segment’s operating margin for the first quarter 2007 was 7.2%, including a $0.6 million special charge related to the closing of a U.S. plant, or 7.9% excluding the special charge, 30 basis points below the operating margin achieved in the fourth quarter 2006. The U.S. plant closing is expected to cost approximately $1.0 million in the first half of 2007, and yield annualized savings of $1.7 million from the reduction of fixed costs and the related foreign-sourcing of inventory.

Circor’s Energy Products segment revenues increased 46% to $80.0 million from $54.9 million in the first quarter last year. Incoming orders for the quarter were $102.1 million, a decrease of 12% from the strong intake in the first quarter of 2006, and ending backlog totaled $194.3 million, a 49% increase compared to the end of the first quarter 2006. Sequentially, this segment’s orders grew 7% and ending backlog grew 13% as capital spending in the energy sector continued at high levels. This segment’s operating margin was 12.5% during the first quarter of 2006 compared to 10.4% for the first quarter of 2006. The first quarter of 2007 benefited from significantly higher units shipped including project shipments from Sagebrush Pipeline Equipment Co., which was acquired in early February 2006.

David A. Bloss, Sr., Circor’s Chairman and Chief Executive Officer, said, “Our first quarter results exceeded our expectations as a result of stronger markets and shipments from both segments of the Company. Globally, our oil and gas markets have remained very active with large project quotations continuing at a robust pace. North American short-cycle business also remains healthy and above our estimates, but is subject to near-term changes in drilling activity and, therefore, we remain cautious about the second half of 2007 for this sector. Meanwhile, orders for our Instrumentation and Thermal Fluid Controls product lines showed a nice uplift from last year’s first quarter and sequentially from the fourth quarter of 2006. These markets remain healthy as well and we’ve made some significant improvements in our on-time delivery performance that has contributed to this increase in customer orders.”

Mr. Bloss added, “From an operational performance standpoint, progress is being made in correcting the manufacturing issues within our Instrumentation and Thermal Fluid Controls segment where the effects of changes in key personnel, increased component outsourcing to reduce costs and basic shop floor efficiency improvements all have begun to take hold.”

Circor provided guidance for its second quarter 2007 results, indicating it expects earnings to be in the range of $0.53 to $0.56 per diluted share, excluding anticipated special charges related to a facility closure announced internally during the first quarter. The guidance compares favorably to earnings in the second quarter 2006 of $0.40 per diluted share.

CIRCOR International has scheduled a conference call to review its results for the first quarter of 2007 tomorrow, May 3, 2007, at 10:00 am ET. Interested parties may access the call by dialing (888) 208-1814 from the US and Canada and (719) 457-2655 from international locations. A replay of the call will be available from 1:00 p.m. ET on May 3, 2007 through midnight on May 9, 2007. To access the replay, interested parties should dial (888) 203-1112 or (719) 457-0820 and enter confirmation code # 4767805 when prompted. The presentation slides that will be discussed in the conference call are expected to be available on Wednesday, May 2, 2007, by 6:00 pm ET. The presentation slides may be downloaded from the quarterly earnings page of the investor section on the CIRCOR website: http://www.circor.com/quarterlyearnings/. An audio recording of the conference call also is expected to be posted on the company’s website by May 7, 2007.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as

amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. Before making any investment decisions regarding our Company, we strongly advise you to read the section entitled “Risk factors” in our most recent annual report on Form 10-K which can be accessed under the “Investors” link of our website at www.circor.com. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

UNAUDITED

	Three Months Ended
	April 1, 2007	April 2, 2006
Net revenues	$161,263	$127,295
Cost of revenues	116,471	88,957

GROSS PROFIT	44,792	38,338
Selling, general and administrative expenses	32,087	29,849
Special charges	691	—

OPERATING INCOME	12,014	8,489

Other (income) expense:
Interest income	(53)	(109)
Interest expense	1,271	1,133
Other (income) expense, net	(97)	(131)

Total other expense	1,121	893

INCOME BEFORE INCOME TAXES	10,893	7,596
Provision for income taxes	3,486	2,431

NET INCOME	$7,407	$5,165

Earnings per common share:
Basic	$0.46	$0.33
Diluted	$0.45	$0.32

Weighted average common shares outstanding:
Basic	16,209	15,853
Diluted	16,533	16,197

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

UNAUDITED

	Three Months Ended
	April 1, 2007	April 2, 2006
OPERATING ACTIVITIES
Net income	$7,407	$5,165
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,808	2,619
Amortization	626	515
Compensation expense of stock-based plans	966	790
Tax effect of share based compensation	(711)	(368)
(Gain) loss on disposal of property, plant and equipment	31	(23)
Equity in undistributed income of affiliates	(56)	(33)

Changes in operating assets and liabilities, net of effects from business acquisitions:
Trade accounts receivable	5,857	2,405
Inventories	(3,688)	(6,222)
Prepaid expenses and other assets	(6,123)	(2,378)
Accounts payable, accrued expenses and other liabilities	(10,161)	(5,510)

Net cash used in operating activities	(3,044)	(3,040)

INVESTING ACTIVITIES
Additions to property, plant and equipment	(1,776)	(1,578)
Proceeds from disposal of property, plant and equipment	341	14
Proceeds from sale of assets held for sale	—	100
Business acquisitions, net of cash acquired	—	(61,015)

Net cash used in investing activities	(1,435)	(62,479)

FINANCING ACTIVITIES
Proceeds from debt borrowings	25,244	64,608
Payments of debt	(23,576)	(3,578)
Dividends paid	(609)	(595)
Proceeds from the exercise of stock options	965	297
Tax effect of share based compensation	711	368

Net cash provided by financing activities	2,735	61,100

Effect of exchange rate changes on cash and cash equivalents	142	376

DECREASE IN CASH AND CASH EQUIVALENTS	(1,602)	(4,043)
Cash and cash equivalents at beginning of year	28,652	31,112

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$27,050	$27,069

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

UNAUDITED

	April 1, 2007	December 31, 2006
ASSETS
Current Assets:
Cash and cash equivalents	$27,050	$28,652
Investments	87	86
Trade accounts receivable, less allowance for doubtful accounts of $ 2,537 and $2,523, respectively	103,186	108,689
Inventories	154,645	150,160
Prepaid expenses and other current assets	9,001	2,926
Deferred income taxes	6,618	7,305
Assets held for sale	3,360	3,132

Total Current Assets	303,947	300,950

Property, Plant and Equipment, net	77,855	79,039

Other Assets:
Goodwill	164,207	163,720
Intangibles, net	48,765	49,226
Other assets	12,841	12,740

Total Assets	$607,615	$605,675

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$70,341	$71,788
Accrued expenses and other current liabilities	49,070	54,359
Accrued compensation and benefits	14,394	15,325
Income taxes payable	953	6,027
Notes payable and current portion of long-term debt	348	415

Total Current Liabilities	135,106	147,914

Long-Term Debt, net of current portion	66,155	64,411
Deferred Income Taxes	22,727	21,674
Other Non-Current Liabilities	14,049	14,375
Shareholders’ Equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 29,000,000 shares authorized; and 16,289,391 and 16,181,070 issued and outstanding, respectively	163	162
Additional paid-in capital	227,218	224,508
Retained earnings	115,994	109,251
Accumulated other comprehensive income	26,203	23,380

Total Shareholders’ Equity	369,578	357,301

Total Liabilities and Shareholders’ Equity	$607,615	$605,675

CIRCOR INTERNATIONAL, INC.

SUMMARY OF ORDERS AND BACKLOG

(in thousands)

UNAUDITED

	Three Months Ended
	April 1, 2007	April 2, 2006
ORDERS
Instrumentation & Thermal Fluid Controls	$84,771	$87,264
Energy Products	102,071	115,979

Total orders	$186,842	$203,243

	April 1, 2007	December 31, 2006
BACKLOG
Instrumentation & Thermal Fluid Controls	$116,910	$113,434
Energy Products	194,339	172,235

Total backlog	$311,249	$285,669

Note: Backlog includes all unshipped customer orders.

CIRCOR INTERNATIONAL, INC.

SUMMARY REPORT BY SEGMENT

(in thousands, except earnings per share)

UNAUDITED

	2006					2007
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR
NET REVENUES

Instrumentation & Thermal Fluid Controls (TFC)	$72,434	$79,470	$79,205	$81,591	$312,700	$81,296
Energy Products	54,861	64,919	71,207	88,024	279,011	79,967

Total	127,295	144,389	150,412	169,615	591,711	161,263

OPERATING MARGIN
Instrumentation & TFC	9.1%	8.6%	9.5%	8.2%	8.8%	7.9%
Energy Products	10.4%	11.4%	13.2%	15.7%	13.0%	12.7%
Segment operating margin	9.7%	9.9%	11.3%	12.1%	10.8%	10.3%
Corporate expenses	-3.0%	-2.5%	-2.8%	-2.4%	-2.7%	-2.4%
Special charges	0.0%	0.0%	-0.3%	-0.1%	-0.1%	-0.4%
Total operating margin	6.7%	7.4%	8.1%	9.5%	8.0%	7.4%

OPERATING INCOME

Instrumentation & TFC (excl. special & unusual charges)	6,595	6,861	7,522	6,680	27,658	6,433
Energy Products (excl. special & unusual charges)	5,702	7,429	9,420	13,797	36,348	10,125

Segment operating income (excl. special & unusual charges)	12,297	14,290	16,942	20,477	64,006	16,558
Corporate expenses	(3,809)	(3,578)	(4,284)	(4,146)	(15,817)	(3,853)
Special charges	—		(479)	(200)	(679)	(691)

Total operating income	8,488	10,712	12,179	16,131	47,510	12,014
INTEREST EXPENSE, NET	(1,024)	(1,464)	(1,383)	(1,246)	(5,117)	(1,218)
OTHER (EXPENSE) INCOME, NET	131	248	(27)	(486)	(134)	97

PRETAX INCOME	7,595	9,496	10,769	14,399	42,259	10,893
PROVISION FOR INCOME TAXES	(2,431)	(3,038)	(3,446)	(4,016)	(12,931)	(3,486)

EFFECTIVE TAX RATE	32.0%	32.0%	32.0%	27.9%	30.6%	32.0%
NET INCOME	$5,164	$6,458	$7,323	$10,383	$29,328	$7,407

Weighted Average Common Shares Outstanding (Diluted)	16,197	16,332	16,368	16,438	16,291	16,533

EARNINGS PER COMMON SHARE (Diluted)	$0.32	$0.40	$0.45	$0.63	$1.80	$0.45

EARNINGS PER COMMON SHARE (Diluted) excluding special charges	$0.32	$0.40	$0.47	$0.64	$1.83	$0.48

EBIT	$8,619	$10,960	$12,152	$15,645	$47,376	$12,111
Depreciation	2,619	3,169	2,901	2,517	11,206	2,808
Amortization of intangibles	515	567	709	603	2,394	626

EBITDA	$11,753	$14,696	$15,762	$18,765	$60,976	$15,545

EBITDA AS A PERCENT OF SALES	9.2%	10.2%	10.5%	11.1%	10.3%	9.6%

CAPITAL EXPENDITURES	$1,578	$1,742	$3,823	$2,790	$9,933	$1,776

CIRCOR INTERNATIONAL, INC.

RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED

GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS

(in thousands)

UNAUDITED

	2006					2007
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR
FREE CASH FLOW [NET CASH FLOW FROM OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES LESS DIVIDENDS PAID]	$(5,213)	$402	$8,865	$13,476	$17,530	$(5,429)
ADD: Capital expenditures	1,578	1,742	3,823	2,790	9,933	1,776
Dividends paid	595	600	600	600	2,395	609

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(3,040)	$2,744	$13,288	$16,866	$29,858	$(3,044)

NET (CASH) DEBT [TOTAL DEBT LESS CASH AND CASH EQUIVALENTS LESS INVESTMENTS]	$68,271	$64,336	$55,157	$36,088	$36,088	$39,366
ADD: Cash and cash equivalents	27,069	25,966	33,265	28,652	28,652	27,050
Investments	—	2,639	90	86	86	87

TOTAL DEBT	$95,340	$92,941	$88,512	$64,826	$64,826	$66,503

NET DEBT AS % OF NET CAPITALIZATION	17.7%	16.2%	13.9%	9.2%	9.2%	9.6%
NET CAPITALIZATION [TOTAL DEBT PLUS SHAREHOLDERS’ EQUITY LESS CASH AND CASH EQUIVALENTS, LESS INVESTMENTS]	$385,659	$397,814	$397,012	$393,389	$393,389	$408,944
LESS: Total debt	(95,340)	(92,941)	(88,512)	(64,826)	(64,826)	(66,503)
ADD: Cash and cash equivalents	27,069	25,966	33,265	28,652	28,652	27,050
Investments	—	2,639	90	86	86	87

TOTAL SHAREHOLDERS’ EQUITY	317,388	333,478	341,855	357,301	357,301	369,578
ADD: Total debt	95,340	92,941	88,512	64,826	64,826	66,503

TOTAL CAPITAL	$412,728	$426,419	$430,367	$422,127	$422,127	$436,081

TOTAL DEBT / TOTAL CAPITAL	23.1%	21.8%	20.6%	15.4%	15.4%	15.3%
EBIT [NET INCOME LESS INTEREST EXPENSE, NET]	$8,619	$10,960	$12,152	$15,645	$47,376	$12,111
LESS: Interest expense, net	(1,024)	(1,464)	(1,383)	(1,246)	(5,117)	(1,218)
Provision for income taxes	(2,431)	(3,038)	(3,446)	(4,016)	(12,931)	(3,486)

NET INCOME	$5,164	$6,458	$7,323	$10,383	$29,328	$7,407

EBITDA [NET INCOME LESS INTEREST EXPENSE, NET LESS DEPRECIATION LESS AMORTIZATION LESS TAXES]	$11,753	$14,696	$15,762	$18,765	$60,976	$15,545
LESS:
Interest expense, net	(1,024)	(1,464)	(1,383)	(1,246)	(5,117)	(1,218)
Depreciation	(2,619)	(3,169)	(2,901)	(2,517)	(11,206)	(2,808)
Amortization of intangibles	(515)	(567)	(709)	(603)	(2,394)	(626)
Provision for income taxes	(2,431)	(3,038)	(3,446)	(4,016)	(12,931)	(3,486)

NET INCOME	$5,164	$6,458	$7,323	$10,383	$29,328	$7,407

INCOME EXCLUDING SPECIAL CHARGES [NET INCOME LESS SPECIAL CHARGES, NET OF TAX]	$5,164	$6,458	$7,649	$10,527	$29,799	$7,877
LESS: Special charges, net of tax	—	—	(326)	(144)	(471)	(470)

NET INCOME	$5,164	$6,458	$7,323	$10,383	$29,328	$7,407

Weighted average common shares outstanding (diluted)	16,197	16,332	16,368	16,438	16,291	16,533
EARNINGS PER SHARE EXCLUDING SPECIAL CHARGES	$0.32	$0.40	$0.47	$0.64	$1.83	$0.48
	—	—	—	—	—	—